UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 22, 2010

AMERICAN FINANCIAL GROUP, INC.
SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
2010 Annual Meeting of Shareholders

MEETING DATE:  May 12, 2010
RECORD DATE:   March 15, 2010
CUSIP NUMBER:  025932104
EXPLANATORY NOTE

AMERICAN FINANCIAL GROUP, INC. (“AFG”) hereby supplements its definitive proxy statement for use in connection with its 2010 Annual Meeting of Shareholders (the “Proxy Statement”), by providing information on an additional shareholder which beneficially owned 5% or more of our outstanding shares of common stock.  BlackRock, Inc. filed a Schedule 13G in January 2010 disclosing its beneficial ownership in excess of 5% of the outstanding shares of AFG common stock, but such ownership information was inadvertently omitted from the Proxy Statement.  The ownership information for Blackrock, Inc. is included in the following table which replaces the table appearing on page 13 of the Proxy Statement.

PRINCIPAL SHAREHOLDERS

The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of February 26, 2010:

	Amount and Nature of Beneficial Ownership
Name and Address Of Beneficial Owner	Common Stock Held (1)		Obtainable upon Exercise of Options (2)	Total	Percent of Class
Carl H. Lindner One East Fourth Street Cincinnati, Ohio 45202	6,153,275	(3)	---	6,153,275	5.5%
Carl H. Lindner III One East Fourth Street Cincinnati, Ohio 45202	9,573,278	(4)	478,500	10,051,778	9.0%
S. Craig Lindner One East Fourth Street Cincinnati, Ohio 45202	9,057,643	(5)	396,000	9,453,643	8.5%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	7,188,399	(6)	---	7,188,399	6.5%
The American Financial Group, Inc. 401(k) Retirement and Savings Plan One East Fourth Street Cincinnati, Ohio 45202	5,962,740	(7)	---	5,962,740	5.4%

(1)	Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(2)
Represents shares of common stock that may be acquired within 60 days of February 26, 2010 through the exercise of options granted under the Company’s 2001 Stock Option Plan or 2005 Stock Incentive Plan.

(3)
Includes 2,107,943 shares held by his spouse individually and as trustee with voting and dispositive power and 306,939 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest.

(4)
Includes 34,901 shares held by his spouse in a trust over which she has voting and dispositive power, 2,376 shares held by one of his nieces, 1,468,500 shares held by a limited liability company over which he holds dispositive but not voting power, 339,257 shares held in two trusts over which his spouse has dispositive power, 2,675,000 shares owned by a limited liability company over which he shares voting and dispositive power, and 99,906 shares held in a charitable trust over which he shares voting and dispositive power.  Includes 19,945 shares held in a foundation over which shares he has voting and dispositive power.

(5)
Includes 22,596 shares held by his spouse as custodian for their minor child, 110,162 shares held in trust for the benefit of his spouse over which shares she has voting and dispositive power, 1,456,571 shares held in trust for the benefit of his children, over which shares his spouse has dispositive power, 1,485,000 shares held by a limited liability company over which he holds dispositive but not voting power, 2,675,000 shares owned by a limited liability company over which he shares voting and dispositive power, and 99,906 shares held in a charitable trust over which he shares voting and dispositive power.  Includes 14,339 shares held in a trust for the benefit of his niece, over which shares he has voting and dispositive power.  Also includes 27,144 shares beneficially owned through a Company retirement plan over which he has voting and dispositive power.  Mr. Lindner has pledged 2,369,802 shares as collateral under loan agreements.

(6)	Ownership information based upon a Schedule 13G filed by BlackRock, Inc. on January 20, 2010.

(7)
The members of the Administrative Plan Committee of the American Financial Group, Inc. 401(k) Retirement and Savings Plan (the "401(k) RASP"), Sandra W. Heimann, Thomas E. Mischell and Mark F. Muething direct the disposition of the securities held by the 401(k) RASP and may direct the voting of 401(k) RASP shares for which valid voting instructions have not been received from participants at least two days prior to the meeting.  Mrs. Heimann and Mr. Mischell are senior executives of the Company, and Mr. Muething is a senior executive of the Company’s Great American Financial Resources, Inc. subsidiary.  See “General Information – Retirement and Savings Plan Participants” on page 2 of this proxy statement.